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                                                                   Exhibit 1





December 28, 1993




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:


We have read the statements made by Northeast Federal Corp., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1993. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Coopers & Lybrand
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